CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of New York Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about September 24, 2002.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
September 24, 2002